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                                                                   EXHIBIT 23.08

                           CONSENT OF LEHMAN BROTHERS

     We hereby consent to the use of our opinion letter dated May 17, 1998 to the Board of Directors of R.P. Scherer Corporation (the "Company") attached as Annex B to the Joint Proxy Statement/Prospectus of the Company and Cardinal Health, Inc. ("Cardinal") and the Prospectus of Cardinal on Form S-4 (the "Joint Proxy Statement/Prospectus") and to the references to our firm in the Joint Proxy Statement/Prospectus under the heading "Opinion of Scherer's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                          LEHMAN BROTHERS INC.

                                          By:    /s/ ANDREW J. COLYER
                                          --------------------------------------

New York, New York
June 11, 1998